UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Form 8-K/A is being filed to correct the descriptive title of Item 8.01 that was used in the Form 8-K that was filed on May 4, 2007. The corrected disclosure is set forth below.

Item 8.01	Other Events

On May 4, 2007, Viragen, Inc. announced that Sloan-Kettering Institute for Cancer Research and the Company have decided to end the collaboration on VG101, a jointly-owned humanized antibody being developed for the treatment of Stage IV malignant melanoma. The collaborative research agreement between Sloan-Kettering Institute for Cancer Research and the Company, which was entered into in February 2002 and subsequently amended, expired on May 1, 2007. Viragen intends to refocus resources on preclinical studies planned for two of Viragen’s anti-cancer product candidates: VG102, a monoclonal antibody that has the potential to target nearly all solid tumors; and VG106, an in-house developed cytokine that has been shown, in preliminary studies, to prevent proliferation of several difficult-to-treat cancers.

On May 4, 2007, we issued a press release announcing the end of this collaboration. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated May 4, 2007 *

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: May 7, 2007	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated May 4, 2007